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Exhibit 10.6

SUBORDINATED UNIT
PURCHASE AGREEMENT

by and between

TRANSMONTAIGNE PARTNERS L.P.,

and

MSDW BONDBOOK VENTURES INC.

SUBORDINATED UNIT PURCHASE AGREEMENT

        SUBORDINATED UNIT PURCHASE AGREEMENT, dated as of May 24, 2005 (this "Agreement"), by and between TRANSMONTAIGNE PARTNERS L.P. ("TLP") and MSDW Bondbook Ventures Inc., (the "Purchaser").

        In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

        Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Closing" shall have the meaning specified in Section 2.03.

        "Closing Date" shall have the meaning specified in Section 2.03.

        "Commission" means the United States Securities and Exchange Commission.

        "Common Units" has the meaning specified in the Partnership Agreement.

        "Delaware LLC Act" has the meaning specified in Section 3.02(b).

        "Delaware LP Act" has the meaning specified in Section 3.02(a).

        "Governmental Authority" means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein with respect to TLP means a Governmental Authority having jurisdiction over TLP, its Subsidiaries or any of their respective Properties.

        "Indemnified Party" shall have the meaning specified in Section 5.02(c).

        "Indemnifying Party" shall have the meaning specified in Section 5.02(c).

        "Law" means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

        "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

        "Offering" means the initial public offering of Common Units contemplated by the Registration Statement.

        "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of TLP, attached as Appendix A to the Registration Statement, as the same may be amended, restated or supplemented from time to time.

        "Permits" means, with respect to TLP or any of its Subsidiaries, any licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons necessary for the ownership, leasing, operation, occupancy and use of its Properties and the conduct of its businesses as currently conducted.

        "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "Purchase Price" has the meaning specified in Section 2.02.

        "Purchased Units" means 450,000 Subordinated Units to be issued and sold to the Purchaser pursuant to this Agreement.

        "Purchaser" has the meaning specified in the introductory paragraph.

        "Purchaser Related Parties" has the meaning specified in Section 5.02(a).

        "Registration Rights Agreement" means the Registration Rights Agreement, to be entered into at the Closing, by and between TLP and the Purchaser in the form attached hereto as Exhibit A.

        "Registration Statement" means the registration statement on Form S-1 (Registration No. 333-123219) relating to the initial public offering of Common Units, as amended when it became or becomes effective or pursuant to a post-effective amendment, including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, and also including any registration statement filed pursuant to Rule 462(b) under the Securities Act.

        "Representatives" of any Person means the officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

        "Subordinated Units" has the meaning specified in the Partnership Agreement.

        "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

        "TLP" means TransMontaigne Partners L.P., a Delaware limited partnership.

        "TLP Entities" means TLP, TransMontaigne GP L.L.C., TransMontaigne Operating GP L.L.C., TransMontaigne Operating Company L.P., Coastal Terminals L.L.C., TPSI Terminals L.L.C., and Razorback L.L.C.

        "TLP Material Adverse Effect" has the meaning specified in Section 3.01.

        "TLP Related Parties" has the meaning specified in Section 5.02(b).

        "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement and any and all other agreements or instruments executed and delivered to the Purchaser by TLP or any Subsidiary of TLP hereunder or thereunder.

ARTICLE II.
AGREEMENT TO SELL AND PURCHASE

        Section 2.01 Authorization of Sale of Purchased Units. TLP has authorized the issuance and sale to the Purchaser of the Purchased Units. The Purchased Units shall have those rights, preferences, privileges and restrictions governing Subordinated Units reflected in the Partnership Agreement.

        Section 2.02 Sale and Purchase. Contemporaneously with the consummation of the Offering and subject to the terms and conditions hereof, at the Closing TLP hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from TLP, the Purchased Units, and the Purchaser agrees to pay TLP in cash an amount per Purchased Unit equal to 82.5% of the initial public offering price of each Common Unit to be sold in the Offering (such aggregate amount, the "Purchase Price").

        Section 2.03 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the "Closing") shall take place contemporaneously with the consummation of the Offering (such date, the "Closing Date"), at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002.

        Section 2.04 Conditions to the Closing.

The respective obligation of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

          (i)    no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

          (ii)   there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;

          (iii)  the representations and warranties of the other party contained in this Agreement shall be true and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and

          (iv)  the Offering shall have been consummated.

        Section 2.05 Deliveries. At the Closing, subject to the terms and conditions hereof:

          (a)   TLP will deliver, or cause to be delivered, to the Purchaser the Purchased Units by delivery of certificates evidencing such Purchased Units meeting the requirements of the Partnership Agreement, all free and clear of any Liens, encumbrances or interests of any other party, and the Purchaser will make payment to TLP of the Purchase Price by wire transfer of immediately available funds to an account designated by TLP in writing; and

          (b)   each party will deliver executed counterparts of the Registration Rights Agreement and the Partnership Agreement.

        Section 2.06 Lock-Up. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Purchaser agrees not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any of the Purchased Units, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Purchased Units, whether any such transaction is to be settled by delivery of Common Units or Purchased Units, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), in any case prior to the date which is 180 days after the Closing Date. TLP shall not waive the provisions of this Section 2.06 without the prior consent of UBS Securities LLC.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES RELATED TO TLP

        TLP represents and warrants to the Purchaser as follows:

        Section 3.01 Existence. Each of the TLP Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, and is, or at the Closing Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the TLP Entities taken as a whole (a "TLP Material Adverse Effect"). Each of the TLP Entities has all limited partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Closing, in each case in all material respects as described in the Registration Statement. None of the TLP Entities is in default in the performance, observance or fulfillment of any provision of, in the case of TLP, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any other TLP Entity, its respective organizational documents.

        Section 3.02 Capitalization and Valid Issuance of Purchased Units.

          (a)   After the consummation of the Offering and the transactions contemplated by this Agreement, the issued and outstanding Common Units and Subordinated Units representing limited partner interests of TLP will be as described under the caption "Capitalization" in the Registration Statement. All such units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") and as otherwise described in the Registration Statement under the caption "The partnership agreement—Limited liability").

          (b)   After giving effect to the Offering and the transactions contemplated by this Agreement, TLP will, directly or indirectly, own 100% of the outstanding limited liability company interests or partnership interests, as the case may be, in its Subsidiaries free and clear of all Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under TLP's or TLP's Subsidiaries' credit facilities). Such limited liability company interests or, in the case of a TLP Entity that is a limited partnership, the limited partner interests therein, as the case may be, will be duly authorized and validly issued in accordance with the limited liability company or limited partnership agreements, as the case may be, of the respective TLP Entities, and will be fully paid (to the extent required under the applicable limited liability company agreement or limited partnership agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the "Delaware LLC Act"), in the case of a Delaware limited liability company, or Sections 17-303 and 17-607 of the Delaware LP Act in the case of a Delaware limited partnership). In the case of a TLP Entity that is a limited partnership, the general partner interests therein will be duly authorized and validly issued in accordance with the limited partnership agreements of such TLP Entity.

          (c)   The Subordinated Units being purchased by the Purchaser hereunder and the limited partner interests represented thereby, will be duly authorized and validly issued in accordance with the Partnership Agreement and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of this Agreement, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Registration Statement under the caption "The partnership agreement—Limited liability"), and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities laws and other than such Liens as are created by the Purchaser. At the Closing, the Common Units issuable upon conversion of the Purchased Units, and the limited partner interests represented thereby, upon issuance in accordance with the terms of the Subordinated Units and the Partnership Agreement will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Registration Statement under the caption "The partnership agreement—Limited liability"), and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities laws and other than such Liens as are created by the Purchaser.

          (d)   The Common Units are listed on the New York Stock Exchange. The Common Units issuable upon conversion of the Purchased Units have, subject to issuance, been approved for listing on the New York Stock Exchange.

        Section 3.03 No Breach. The execution, delivery and performance by TLP of this Agreement, the Registration Rights Agreement and all other agreements and instruments to be executed and delivered by TLP pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement or any such other agreements and instruments, and compliance by TLP with the terms and provisions hereof and thereof and the issuance and sale by TLP of the Purchased Units, do not and will not (a) violate any provision of any Law or Permit having applicability to TLP or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the Certificate of Limited Partnership or other organizational documents of TLP, or the Partnership Agreement, or any organizational documents of any of TLP's Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which TLP or any of its Subsidiaries is a party or by which TLP or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by TLP or any of its Subsidiaries; with the exception of the conflicts stated in clause (b) of this Section 3.03, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.03 would not, individually or in the aggregate, reasonably be expected to have a TLP Material Adverse Effect.

        Section 3.04 Authority. TLP has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Documents; and the execution, delivery and performance by TLP of the Transaction Documents have been duly authorized by all necessary action on its part; and the Transaction Documents constitute the legal, valid and binding obligations of TLP, enforceable in accordance with their terms, provided, that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (ii) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

        Section 3.05 Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by TLP of any of the Transaction Documents, except (i) for the approvals required by the Commission and under state securities or "blue sky" laws in connection with TLP's obligations under the Registration Rights Agreement, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, and (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a TLP Material Adverse Effect.

        Section 3.06 Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the sale and issuance of the Purchased Units to the Purchaser pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither TLP nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemptions.

        Section 3.07 Certain Fees. No fees or commissions will be payable by TLP to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants to TLP:

        Section 4.01 Investment. The Purchased Units are being acquired for its own account, not as a nominee or agent, and with no intention of distributing the Purchased Units or any part thereof, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States of America or any State, without prejudice, however, to the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder. If the Purchaser should in the future decide to dispose of any of the Purchased Units, the Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

        Section 4.02 Nature of Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, TLP that, (a) it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

        Section 4.03 Receipt of Information; Authorization. The Purchaser acknowledges that it (a) has had access to and has reviewed the Registration Statement, and (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of TLP regarding matters concerning the business of TLP and its operations and financial condition.

        Section 4.04 Authority. The Purchaser has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Documents; and the execution, delivery and performance by the Purchaser of the Transaction Documents have been duly authorized by all necessary action on its part; and the Transaction Documents constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, provided, that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (ii) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

        Section 4.05 No Breach. The execution, delivery and performance by the Purchaser of this Agreement, the Registration Rights Agreement and all other agreements and instruments to be executed and delivered by the Purchaser pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement or any such other agreements and instruments, and compliance by the Purchaser with the terms and provisions hereof and thereof and the purchase by the Purchaser of the Purchased Units, do not and will not (a) violate any provision of any Law or Permit having applicability to the Purchaser or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the organizational documents of the Purchaser, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Purchaser or any of its Subsidiaries; with the exception of the conflicts stated in clause (b) of this Section 4.05, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.05 would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated by the Transaction Documents.

        Section 4.06 Restricted Securities. The Purchaser understands that the Purchased Units it is purchasing are characterized as "restricted securities" under the federal securities laws insofar as they are being acquired from TLP in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser understands the nature of the Purchased Units and their limitations and subordinations as set forth in the Partnership Agreement. Specifically, the Purchaser acknowledges that the Purchased Units are subordinated to the Common Units with respect to distributions until June 30, 2008, at the earliest date, and that there is no assurance that the Purchased Units will ever cease to be so subordinated. Additionally, the Purchaser acknowledges that there is no active trading market for the Subordinated Units, including the Purchased Units.

        Section 4.07 Certain Fees. No fees or commissions will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

        Section 4.08 Legend. It is understood that the certificates evidencing the Purchased Securities may bear the following legend: "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required."

ARTICLE V.
MISCELLANEOUS

        Section 5.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." If any provision in the Transaction Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect. The Transaction Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The representations and warranties set forth herein shall survive for a period of six (6) months following the Closing Date regardless of any investigation made by or on behalf of TLP or the Purchaser. The covenants made in this Agreement or any other Transaction Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof.

        Section 5.02 Indemnification, Costs and Expenses.

          (a)   Indemnification by TLP. TLP agrees to indemnify the Purchaser and its officers, directors, employees and agents (collectively, "Purchaser Related Parties") from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of TLP contained herein, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

          (b)   Indemnification by the Purchaser. The Purchaser agrees to indemnify the TLP Entities and their respective officers, directors, employees and agents (collectively, "TLP Related Parties") from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Purchaser contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties.

          (c)   Indemnification Procedure. Promptly after any TLP Related Party or Purchaser Related Party (hereinafter, the "Indemnified Party") has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party.

          (d)   Survival. The parties' obligations under this Section 5.02 shall survive any termination of this Agreement.

        Section 5.03 No Waiver; Modifications in Writing.

          (a)   Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

          (b)   Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Transaction Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Transaction Document, or any waiver of any provision of this Agreement or any other Transaction Document, shall be effective only in the specific instance and for the specific purpose for which made or given.

        Section 5.04 Binding Effect; Assignment.

          (a)   Binding Effect. This Agreement shall be binding upon TLP, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns.

          (b)   Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may not be transferred by the Purchaser without the written consent of TLP.

        Section 5.05 Confidentiality. Notwithstanding anything herein to the contrary, the Purchaser shall continue to be bound by the confidentiality provisions set forth in Section 2 of that certain letter agreement dated as of May 13, 2005 by and between the parties hereto.

        Section 5.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

          (a)   If to the Purchaser:

      MSDW Bondbook Ventures Inc.
      2000 Westchester Avenue, Floor 01
      Purchase, New York 10577
      Attention: Javed Ahmed
      Facsimile: (914) 225-9301

      with a copy to:

      Morgan Stanley Capital Group Inc.
      2000 Westchester Avenue, Floor 01
      Purchase, New York 10577
      Attention: Herb Thornhill
      Facsimile: (914) 225-5715

      Cleary Gottlieb Steen & Hamilton LLP
      One Liberty Plaza
      New York, New York 1006
      Attention: S.K. Kang
      Facsimile: (212) 225-3999

          (b)   If to TLP:

      1670 Broadway, 32nd Floor
      Denver, Colorado 80202-1373
      Attention: President
      Facsimile: (303) 626-8228

      with a copy to:

      Baker Botts L.L.P.
      910 Louisiana Street
      Houston, Texas 77002
      Attention: Joshua Davidson, Esq.
      Facsimile: (713) 229-2727

or to such other address as TLP or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt is acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

        Section 5.07 Entire Agreement. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by TLP or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

        Section 5.08 Public Announcements. Neither party hereto will make any public announcement or issue any press release, or disclose to any other person, any information regarding this Agreement or the subject matter hereof without the prior consent of the other party hereto, unless otherwise required by law or applicable stock exchange requirements or as may be required in TLP's filings with the Commission and in such event shall provide prompt notice thereof to the other party, together with a copy of the form of proposed disclosure.

        Section 5.09 Expenses. Each party will bear its own expenses incident to the preparation of the Transaction Documents; provided, however, that in the event that any party institutes legal proceedings to enforce any provision hereof (including those that survive termination of this Agreement) or in remedy of any breach hereof, the prevailing party after entry of a final nonappealable order, will be entitled to recover reasonable attorneys' fees incurred in connection therewith.

        Section 5.10 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

        Section 5.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

        Section 5.12 Termination.

          (a)   Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate if the Closing shall not have occurred on or before June 30, 2005, unless the term hereof is extended by agreement of the parties hereto.

          (b)   In the event of the termination of this Agreement as provided in Section 5.10(a), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Section 5.02 of this Agreement and except with respect to the requirement to comply with the confidentiality agreement referenced in Section 5.05 in favor of TLP; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

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        IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TRANSMONTAIGNE PARTNERS L.P.
By:	TRANSMONTAIGNE GP L.L.C., its general partner
By:	/s/ DONALD H. ANDERSON
Name:	Donald H. Anderson
Title:	Chief Executive Officer
MSDW BONDBOOK VENTURES INC.
By:	/s/ DEBRA M. AARON
Name:	Debra M. Aaron
Title:	Vice President

Exhibit A—Form of Registration Rights Agreement

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SUBORDINATED UNIT PURCHASE AGREEMENT